UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

Premier, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36092	35-2477140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place Charlotte, NC 28277
(Address of principal executive offices, including zip code)

(704) 357-0022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022, based on the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Premier, Inc. (the “Company”), the Board approved the following changes to the fiscal 2023 compensation package of Michael J. Alkire, the Company’s President and Chief Executive Officer (“CEO”) and David Klatsky, the Company’s General Counsel (“General Counsel”):

Changes in CEO Compensation

Compensation Element	Fiscal 2022	Fiscal 2023	Percentage Increase
Base Salary	$1,050,000	$1,075,000	2.4%
AIP Target	150%	150%	0%
Equity Target	475%	490%	5.6%

In connection with these changes, the Committee and the Board considered the highly competitive nature of the market for executive talent and the perceived impact that the loss of Mr. Alkire would have on the Company’s ability to implement its operational and strategic goals. The Board determined it would be in the best interest of the Company and its stockholders to make the compensation changes set forth above to promote retention and recognize and incentivize Mr. Alkire’s continued performance and value to the Company. The change to Mr. Alkire’s Equity Target is effective immediately, and the change to Mr. Alkire’s base salary will be effective September 1, 2022.

Mr. Alkire will also receive compensation under the Company’s standard compensation programs as part of the Company’s annual compensation cycle. Additional information regarding the Company’s compensation programs that apply to Mr. Alkire is set forth in the Company’s proxy statement on Schedule 14A for its 2021 annual meeting of stockholders filed with the Securities and Exchange Commission on October 20, 2021 (the “2021 Proxy Statement”).

Changes in General Counsel Compensation

Compensation Element	Fiscal 2022	Fiscal 2023	Percentage Increase
Base Salary	$535,343	$535,343	0%
AIP Target	75%	75%	0%
Equity Target	165%	200%	21.2%

In connection with these changes, the Committee and the Board considered the highly competitive nature of the market for executive talent and the perceived impact that the loss of Mr. Klatsky would have on the Company’s ability to implement its operational and strategic goals. The Board determined it would be in the best interest of the Company and its stockholders to make the compensation changes set forth above to promote retention and recognize and incentivize Mr. Klatsky’s continued performance and value to the Company. The change to Mr. Klatsky’s Equity Target is effective immediately.

Mr. Klatsky will also receive compensation under the Company’s standard compensation programs as part of the Company’s annual compensation cycle. Additional information regarding the Company’s compensation programs that apply to Mr. Klatsky is set forth in the 2021 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Premier, Inc.

Date: August 4, 2022	By:	/s/ Michael J. Alkire
	Name:	Michael J. Alkire
	Title:	President and Chief Executive Officer